EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 24, 2013 relating to the consolidated financial statements of Lonestar Renewable Technologies Corp. for the years ended December 31, 2012 and 2011, in the Integrated Electrical Services, Inc. Form S-4 (File No. 333-188182).

We are unaware of any events that would require any modifications to our report.

/s/ Calvetti, Ferguson & Wagner, P.C.

Calvetti, Ferguson & Wagner, P.C.

Certified Public Accountants

Houston, Texas

July 29, 2013